--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-KA

                                -----------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: May 14, 2003
                        (Date of earliest event reported)

                                -----------------

                               ASCONI CORPORATION
             (Exact name of registrant as specified in its charter)

                                -----------------


              Nevada                      0-23712                91-1395124
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)


                        1211 Semoran Boulevard, Suite 141
                           Casselberry, Florida 32707
               (Address of principal executive offices, zip code)

                                 (407) 679-9463
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         None

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         None

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On May 9, 2003, Thomas Leger & Co., LLP resigned as the Registrant's independent accountants. During the period of time Thomas Leger & Co., LLP was engaged by the Registrant, including the two most recent fiscal years and any subsequent interim period, there have been no disagreements with Thomas Leger & Co., LLP on any Matter of accounting principles, financial statement disclosure, auditing scope or Procedure, which disagreements if not resolved to its satisfaction would have caused Thomas Leger & Co., LLP to make reference thereto in its report to be issued on the financial statements. Attached, as Exhibit
16.1 hereto, is Thomas Leger & Co., LLP's letter to the SEC reflecting its withdrawal and agreement with the statements contained in this filing.

         Thomas Leger & Co., LLPs report on the financial statements for the Company for either of the past two years did not contain an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

           The Decision to change accountants was approved by the Board of Directors of the Company.

         The Registrant has engaged Michaelson & Company, PA as its new independent auditors as of May 12, 2003.

ITEM 5.  OTHER EVENTS

         On or about May 12, 2003 the Company's stock underwent a 10 for one 1 reverse split and the stock symbol of the Company was changed from ASCS to ASCP.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         None

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         16.1  Thomas Leger & Co., LLP letter to the SEC

ITEM 8.  CHANGE IN FISCAL YEAR

         None

                                 SIGNATURE PAGE

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ASCONI CORPORATION

                                             By: /s/ CONSTANTIN JITARU
                                                 ------------------------
                                                 Constantin Jitaru
                                                 Chairman of the Board and
                                                 Chief Executive Officer

Date:    May 20, 2003